                                                                     EXHIBIT 1.3




                [FORM OF TERMS AGREEMENT FOR PREFERRED STOCK]


                    CREDIT SUISSE FIRST BOSTON (USA), INC.

                                   ("COMPANY")

                                 PREFERRED STOCK

                                 TERMS AGREEMENT

                                                               ___________, 20__

To:  The [Representative[s] of the] Underwriters identified herein



Dear Sirs:

      The undersigned agrees to sell to the several Underwriters named [in Schedule A hereto] [below] for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-_______) ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED SECURITIES") on the following terms:

           TITLE:

            NUMBER OF SHARES:

            DIVIDEND RATE:

            OPTIONAL REDEMPTION:

            SINKING FUND:

            LISTING: [None.] [________ Stock Exchange.] [The Nasdaq Stock Market Inc.'s National Market.]

            DELAYED DELIVERY CONTRACTS: [None.] [Delivery Date[s] shall be _________, 20__. Underwriters' fee is $_____________ per share of the Contract Securities.]

            PURCHASE PRICE: $____ per share plus accrued dividends[, if any,] from ___________, 20__.

            EXPECTED REOFFERING PRICE: $ __ per share, subject to change by the [Representative[s]] [Underwriters].

            CLOSING:  __A.M. on __________, 20__, at ____________, in Federal
(same day) funds.

            UNDERWRITER[S']['S] COMPENSATION: $_________ payable to the [Representative[s] for the proportionate accounts of the] Underwriter[s] on the Closing Date.

            BLACKOUT:  Until __ days after the Closing Date.

            [NAME[S] AND ADDRESS[ES] OF THE [REPRESENTATIVE[S]]
[UNDERWRITER[S]]:]

            The respective numbers of shares of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

            The provisions of the Underwriting Agreement are incorporated herein by reference.

            The Offered Securities will be made available for checking and packaging at the office of ___________ at least 24 hours prior to the Closing Date.

      For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" in the prospectus supplement; and (ii) the following information in the prospectus supplement furnished on behalf of [name of Underwriter]: [insert additional information furnished on behalf of such Underwriter] under the caption "Underwriting" in the prospectus supplement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,



                                          CREDIT SUISSE FIRST BOSTON (USA), INC.



                                          By
                                            ----------------------------
                                             [INSERT TITLE]



The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[IF NO CO-REPRESENTATIVE, USE FIRST CONFIRMATION FORM. IF CO-REPRESENTATIVE, USE
 SECOND.]

Credit Suisse First Boston Corporation

By
   -------------------------------
   [INSERT TITLE]


   [Acting on behalf of itself and as the
   Representative of the several
   Underwriters.]


Credit Suisse First Boston Corporation



--------------------------------------


--------------------------------------


   [Acting on behalf of themselves and as the Representatives of the several
   Underwriters.]

By Credit Suisse First Boston Corporation

By
   -------------------------------
   [INSERT TITLE]

                                   SCHEDULE A

                                                             NUMBER OF
      UNDERWRITER                                             SHARES
      -----------                                             ------
Credit Suisse First Boston Corporation..............



































                                                       ----------------------
 Total..............................................
                                                       ======================